                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated November 5, 1999, accompanying the consolidated financial statements of Tellabs, Inc. and Subsidiaries as of December 27, 1996 and for the year then ended incorporated by reference in this Registration Statement on Form S-4. We consent to the use of the aforementioned report, and to the use of our name as it appears under the caption "Experts".


GRANT THORNTON LLP
Chicago, Illinois
February 4, 2000